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                            CONSENT OF

             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Summit Securities, Inc.
Spokane, Washington

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 7, 1992, relating to the financial statements of Summit Securities, Inc., which is contained in that Prospectus, and to the incorporation by reference of our reports dated December 7, 1992, relating to the financial statements and schedules appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1992.

     We also consent to the reference to us under the caption
"Experts", "Summary Financial Data" and "Selected Financial Data" in the Prospectus.



                          /s/ BDO SEIDMAN

BDO SEIDMAN


Spokane, Washington
January 10, 1994